                                                                EXHIBIT 5.1



                     [Gardner, Carton & Douglas Letterhead]





                                 June 21, 1996



APACHE Medical Systems, Inc.
1650 Tysons Boulevard
McLean, Virginia  22012

         Re:     Registration Statement on Form S-1 (No. 333-4106)

Ladies and Gentlemen:

         As special counsel to APACHE Medical Systems, Inc., a Delaware corporation (the "Company"), we have participated in the legal proceedings and matters relating to the proposed sale of up to 2,300,000 shares of Common Stock, $.01 par value per share, of the Company (the "Stock") referred to in the Registration Statement filed by the Company with the Securities and Exchange Commission on Form S-1 (Registration No. 333-4106).

         In our opinion, the Stock has been duly authorized and, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable.

         We consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to such Registration Statement.


                                                            Very truly yours,

                                                       Gardner, Carton & Douglas